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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors
Callidus Software Inc.:

        We consent to the incorporation by reference in the Registration Statements (Nos. 333-179120, Nos. 333-168643, Nos. 333-161162, 333-152933, 333-145010, 333-138721, 333-127698, 333-117542, and 333-110757) on Form S-8 of Callidus Software Inc. of our report dated March 13, 2012 with respect to the consolidated balance sheets of Callidus Software Inc. and subsidiaries as of December 31, 2011 and 2010, and the related consolidated statements of operations, stockholders' equity and comprehensive loss and cash flows for each of the years in the three-year period ended December 31, 2011, and the effectiveness of internal control over financial reporting as of December 31, 2011, appearing elsewhere in this Form 10-K.

/s/ KPMG LLP
Santa Clara, California
March 13, 2012

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  Exhibit 23.1
Consent of Independent Registered Public Accounting Firm